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                                                                    EXHIBIT 21

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                                                             JURISDICTION OF INCORPORATION     NAMES UNDER WHICH THE
                       ENTITY NAME                                  OR ORGANIZATION            ENTITY DOES BUSINESS
Archivage Actif Groupe Iron Mountain SAS                   France
Archive Services Limited                                   United Kingdom
Archivex Box Company Limited                               Alberta
Archivex Limited                                           Nova Scotia
Arcus Data Security Limited                                United Kingdom
Box Security                                               Argentina
Britannia Data Management Limited                          United Kingdom
COMAC, Inc.                                                Delaware
Custodia De Documentos LTDA De Archivos LTDA               Chile
Data Security and Storage, Inc.                            Louisiana
Datavault Holdings Limited                                 United Kingdom
Datavault Limited                                          Scotland
Datavault, S.A.                                            Spain
Datavault Northwest Limited                                United Kingdom
Datavault Southwest Limited                                United Kingdom
Document and Information Management Services, Ltd.         United Kingdom
DSI Technology Escrow Services, Inc.                       Delaware
FIME S.A.                                                  France
H. Investments Ltd.                                        Cayman Islands
IMSA Peru SRL                                              Peru
Innovator Projects, S.A.                                   Spain
Iron Mountain Argentina                                    Argentina


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Iron Mountain Assurance Corporation                        Vermont
Iron Mountain Box Company                                  Nova Scotia
Iron Mountain Business Trust #1                            Massachusetts
Iron Mountain Canada Corporation                           Nova Scotia                       Iron Mountain
Iron Mountain Cayman Ltd.                                  Cayman Islands
Iron Mountain Chile S.A.                                   Chile
Iron Mountain Deutschland GmbH                             Germany
Iron Mountain do Brazil Empreendimentos Ltda.              Brazil                            Iron Mountain
Brazil
Iron Mountain do Brazil S.A.                               Brazil
Iron Mountain Espana, S.A.                                 Spain
Iron Mountain Europe Limited                               United Kingdom                    Iron Mountain
Iron Mountain (France), S.A.                               France
Iron Mountain Global, Inc.                                 Delaware
Iron Mountain Global, LLC                                  Delaware
Iron Mountain Group (Europe) Limited                       United Kingdom
Iron Mountain Holdings (Europe) Limited                    United Kingdom
Iron Mountain Holdings (France), SNC                       France
Iron Mountain Iberica, SL                                  Spain
Iron Mountain Information Management, Inc.                 Delaware                          Iron Mountain Off-Site Data Protection
                                                                                             Iron Mountain Records Management
                                                                                             Iron Mountain National Underground
                                                                                             Iron Mountain Digital Archives
Iron Mountain Ireland                                      Ireland
Iron Mountain Ireland (Holdings)                           Ireland
Iron Mountain Mexico, S.A. de R.L. de C.V.                 Mexico
Iron Mountain (Netherlands) B.V.                           Netherlands
Iron Mountain Peru S.A.                                    Peru


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Iron Mountain Records Management (Puerto Rico), Inc.       Puerto Rico                       Iron Mountain Records Management
Iron Mountain Scotland (Holdings) Limited                  United Kingdom
Iron Mountain Scotland Limited                             United Kingdom
Iron Mountain South America Ltd.                           Cayman Islands
Iron Mountain (UK) Limited                                 United Kingdom                    Iron Mountain
JAD 93 Limited                                             United Kingdom
Jones & Crossland Limited                                  United Kingdom
Kestrel Data Services Limited                              United Kingdom
Kestrel Data UK Limited                                    United Kingdom
Kestrel Reprographics Limited                              United Kingdom
Memogarde, S.A.                                            France
Miller Data Management Limited                             United Kingdom
Mountain Real Estate Assets, Inc.                          Delaware
Mountain West Palm Real Estate, Inc.                       Delaware
Movers & Files, S.A.                                       Peru
Pierce Leahy Europe, Limited                               United Kingdom
Silver Sky                                                 Jersey Channel Islands
Sistemas de Archivo Corporativo, S.A. de R.L. de C.V.      Mexico
Sistemas de Archivo de Mexico, S.A. de R.L. de C.V.        Mexico
Sistemas de Archivo, S.A. de R.L. de C.V.                  Mexico
Societe Civile Immobiliere du Chemin Cornillon             France
The Document Storage Company Limited                       United Kingdom
397499 British Columbia Ltd.                               British Columbia
TM 1177 Ltd.                                               United Kingdom
Upper Providence Venture I, L.P.                           Pennsylvania

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